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                                                                    Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 27, 1997, on our audits of the consolidated financial statements of Kollmorgen Corporation as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" and "Summary Selected Financial Data" in the Consent Solicitation Statement/Prospectus included in this Registration Statement on Form S-4.

                                               /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 15, 1997